UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 22, 2010
Medtronic, Inc.
(Exact name of Registrant as Specified in its Charter)

Minnesota (State or other jurisdiction of incorporation)	1-7707 (Commission File Number)	41-0793183 (IRS Employer Identification No.)

710 Medtronic Parkway
Minneapolis, Minnesota	55432
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (763) 514-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed in Medtronic’s 2009 proxy statement filed on July 17, 2009, on April 16, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Medtronic, Inc. (the “Company”) approved a five percent reduction in the annual base salaries of the Company’s executive officers, including named executive officers, effective April 25, 2009. On April 22, 2010, the Committee reinstated the annual base salaries of the Company’s executive officers, including named executive officers, to the levels existing prior to the April 2009 reductions. The reinstatement is effective May 1, 2010. The following table shows the reduced and reinstated base salaries of the named executive officers:

			Reinstated
		Reduced Base	Base Salary
		Salary as of	as of May 1,
Name (1)	Title	April 25, 2009	2010
Bill Hawkins	Chairman & Chief Executive Officer	$1,118,150	$1,177,000
Gary Ellis	Sr. VP & Chief Financial Officer	$604,200	$636,000
Jean-Luc Butel	Ex. VP & Group Pres., International	$498,750	$525,000
H. James Dallas	Sr. VP Quality & Operations	$494,000	$520,000

(1)	Table does not include Steve Mahle, a named executive officer in the Company’s proxy statement filed July 17, 2009, who retired as the Company’s Executive Vice President of Healthcare Policy and Regulatory in September 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDTRONIC, INC.
Date: April 27, 2010	By	/s/ Gary L. Ellis
Gary L. Ellis
Senior Vice President and Chief Financial Officer